Exhibit 99.1

FOR IMMEDIATE RELEASE
December 5, 2007

Novell Postpones Fourth Quarter 2007 Earnings Release and Conference Call

WALTHAM, Mass. – Dec. 5, 2007 – Novell, Inc. (NASDAQ:NOVL) announced today that it has decided to postpone its fourth quarter and full-year 2007 earnings release and conference call that were scheduled for today, Wednesday, Dec. 5, 2007.

Novell received a comment letter from the Securities and Exchange Commission (“SEC”), dated Aug. 7, 2007, regarding Novell's Form 10-K for the fiscal year ended Oct. 31, 2006, and its Form 10-Q for the quarterly period ended April 30, 2007. Novell delivered a response letter to the SEC on Sept. 20, 2007. On Oct. 18, 2007, Novell received a second comment letter from the SEC indicating that the SEC had reviewed Novell’s response to the Aug. 7, 2007 letter. The second comment letter was limited to certain accounting matters. Novell responded to the SEC’s second comment letter on Nov. 7, 2007 and is awaiting a response.

"We are confident of our accounting and are working diligently with the SEC to respond to their inquiries," said Dana C. Russell, chief financial officer of Novell. "In an abundance of caution, we have chosen to postpone our earnings release. We look forward to completing our dialogue with the SEC."

Novell intends to release its fourth quarter and full-year 2007 earnings upon the completion of the SEC’s review. Novell is unable to estimate when the process will be completed, but currently expects to file its Form 10-K for the fiscal year ended Oct. 31, 2007 on or before its due date of Dec. 31, 2007.

Legal Notice Regarding Forward-Looking Statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those related to future financial and operating results, benefits and synergies of the company’s brands and strategies, future opportunities and the growth of the market for Identity and Access Management and Linux* Platform Products. You should be aware that Novell's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's ability to transform its business through the implementation of its strategic plan, Novell's ability to realize the benefits anticipated from the Microsoft transaction and Novell's restructuring plan, and the expected charges to be incurred and payments to be made under the restructuring plan, Novell's ability to achieve its expense targets, Novell's success in executing its Linux Platform Products, Identity and Access Management, and Systems and Resource Management strategies, Novell's ability to take a competitive position in the Linux Platform Products, Identity and Access Management, and Systems and Resource Management industries, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, Novell's ability to integrate acquired operations and employees, and the other factors described in Novell's Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2007. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by the securities laws.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers infrastructure software for the Open Enterprise. Novell is a leader in desktop to data center operating systems based on Linux and the software required to secure and manage mixed IT environments. Novell helps customers around the world minimize cost, complexity and risk, allowing them to focus on innovation and growth. For more information, visit www.novell.com.

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*Linux is a registered trademark of Linus Torvalds. All other third-party trademarks are the property of their respective owners.

Press Contact:
Bruce Lowry
Novell, Inc.
415-383-8408
E-Mail: blowry@novell.com

Investor Relations Contact:
Susan Walker White
Novell, Inc.
800-317-3195
E-Mail: swhite@novell.com